BUSINESS COMPANY

Share Certificate

Certificate Number ________________ Number of Shares ________________

Incorporated under the Company Law of the Cayman Islands

Number of Shares Authorised to Issue

THIS IS TO CERTIFY THAT____

is/are the registered holder(s)of________________________share in the above-named Company,subject to the Menotandum and Articles of Association of the said Company.

Guven this________________day of ________________________

________________________ ________________________

Director Officer